UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Great Basin Scientific, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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great basin scientific 2016 annual meeting of stockholders

great basin scientificYou are being asked to vote on the following proposals: Board Recommendation Proposal 1: Election of Directors Mr. Ronald Labrum Mr. Sam Chawla For For Proposal 2: Approval of Series E Warrant Exchange Proposal For Proposal 3: Approval of NASDAQ 20% Issuance Proposal For Proposal 4: Approval of Reverse Stock Split For Proposal 5: Approval of Authorized Share Increase For Proposal 6: Accountant Appointment Proposal For Proposal 7: Adjournment Proposal For You may cast your vote in any of the following ways: Internet Phone Mail In Person Attendance at the Meeting: Meeting will be held on September 12, 2016 at the offices of Dorsey & Whitney, LLP, 1400 Wewatta Street, Suite 400, Denver, CO 80202. The Annual Meeting will convene at 1 PM MDT. 2016 Annual Meeting Voting Summary Visit www.proxyvote.com You will need the 16 digit number included in your proxy card, voter instruction form or notice. Call 1-800-690-6903 or the number on your voter instruction form. You will need the 16 digit number included in your proxy card, voter instruction form or notice. Send your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form. See below regarding Attendance at the Meeting.